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                                                                    Exhibit 23.1

McGladrey & Pullen, LLP
Certified Public Accountants

INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Amendment No. 3 Registration Statement to Form 10 of MedAire, Inc. of our report, dated February 3, 2005, except for Note 4, third to last sentence, as to which the date is February 23, 2005, and Note 1, subheading "Restatement", as to which the date is August 26, 2005, and Note 13, as to which the date is February 1, 2006 appearing in the Registration Statement.

                                                     /s/ McGladrey & Pullen, LLP


Phoenix, Arizona
February 1, 2006